EXHIBIT 8.1

UTi WORLDWIDE INC.
LISTING OF SUBSIDIARIES

     Details of the consolidated subsidiaries, using their current names, at January 31, 2003 are as follows:

	Country of incorporation	% share holding

UTi Logistics Argentina SA	Argentina	100
UTI (Aust) Pty Limited	Australia	100
UTi Belgium NV	Belgium	100
UTi Logistics NV	Belgium	100
Union-Transport Botswana Limited	Botswana	100
UTi do Brasil Limitada	Brazil	100
Corrib Limited	British Virgin Islands	100
Goddard Company Limited	British Virgin Islands	100
Kasteel II Limited	British Virgin Islands	100
Karibe Investments Limited	British Virgin Islands	100
Pyramid Freight (Proprietary) Limited	British Virgin Islands	100
Taipan Services Limited	British Virgin Islands	100
Thomas International Freight Auditors Limited	British Virgin Islands	100
Transnacala Africa Express	British Virgin Islands	100
Transtec Ocean Express Holdings Inc.	British Virgin Islands	100
Union-Transport Africa Limited	British Virgin Islands	100
Union-Transport Africa Services Limited	British Virgin Islands	100
UTi Asia Pacific Limited	British Virgin Islands	100
UTi International Inc.	British Virgin Islands	100
UTi Logistics (Proprietary) Limited	British Virgin Islands	100
UTi Networks Inc.	British Virgin Islands	100
UTi Projects Limited	British Virgin Islands	100
UTi Burundi S.A.R.L	Burundi	100
UTi, Canada, Inc.	Canada	100
Commerce Customs Brokers and Freight Forwarders Limited	Canada	100
W.J. Bondy Customs Brokers Limited	Canada	100
CCB Ventures Limited	Canada	100
Commerce International Freight Forwarders Limited	Canada	100
W. Wingate & Johnston Ltd.	Canada	100
Ambassador Brokerage Limited	Canada	60
BDP Commerce Global Logistics Inc.	Canada	50
Union-Transport Chile S.A.	Chile	100
UTi Colcarga Transporte Internacional Limitada	Colombia	100
UTi (CZ) s.r.o	Czech Republic	100
Union-Transport Egypt Limited	Egypt	55
UTi Egypt Limited	Egypt	55
UTi France S.A.R.L	France	100
UTi Deutschland GmbH	Germany	100
UTi Administration Limited	Guernsey	100
Air & Sea Union Holdings Limited	Hong Kong	100
Hatro Hanse Transport Limited	Hong Kong	100
Jet Speed Sea Freight Limited	Hong Kong	100
International Liner Agencies (H.K.) Limited	Hong Kong	100
Scan-Cargo Transport Limited	Hong Kong	100
Union-Transport (H.K.) Limited	Hong Kong	100
UTi (H.K.) Limited	Hong Kong	100
Transtec Ocean Express (H.K.) Limited	Hong Kong	100
UT Worldwide (India) (Pvt) Limited	India	100
PT Union Trans Internusa	Indonesia	51
UTi Ireland Limited	Ireland	100
UTi Eilat Overseas Ltd.	Israel	51

	Country of incorporation	% share holding

UTi Italy SrL	Italy	100
UTi Japan K.K	Japan	100
UTK (Kenya) Limited	Kenya	100
UTi Korea Co Limited	Korea	100
Transacala (Malawi) Limited	Malawi	100
Union-Transport (Mauritius) Limited	Mauritius	100
UTi (Mtius) Limited	Mauritius	100
UTi Worldwide (M) Sdn Bhd	Malaysia	100
Union Air Transport De Mexico SA De CV	Mexico	100
Union-Transport (Mozambique) Limitada	Mozambique	100
UTi Sun Couriers (Proprietary) Limited	Namibia	100
African Investments BV	Netherlands	100
Gerlach Art Packers and Shippers BV	Netherlands	100
TOX Holdings BV	Netherlands	100
UTi Nederland BV	Netherlands	100
UTi (Netherlands) Holdings BV	Netherlands	100
Active Airline Representatives BV	Netherlands	100
African Investment Holdings NV	Netherlands Antilles	100
TOX Holdings NV	Netherlands Antilles	100
Union Air Transport (N.A.) Holdings NV	Netherlands Antilles	100
Union Air Transport (N.A.) NV	Netherlands Antilles	100
UTi New Zealand Limited	New Zealand	100
UTi del Peru S.A.	Peru	100
UTi (Global Logistics) Inc.	Philippines	100
GSLI-Grupo De Servicos Logisticos Integrados LDA	Portugal	100
UTi Rwanda Sarl	Rwanda	100
UTi Worldwide (Singapore) Pte Ltd.	Singapore	100
Co-ordinated Investment Holdings (Pty) Ltd.	South Africa	50
Co-ordinated Materials Handling (Pty) Ltd.	South Africa	50
Granat Property Investments (Pty) Limited	South Africa	100
e-Deliveries (Pty) Limited	South Africa	100
Deldevco Properties (Pty) Limited	South Africa	100
Marine Link (Pty) Limited	South Africa	100
Portion 118 Rietfonetin (Pty) Ltd.	South Africa	100
Speedwheel Deliveries (Pty) Limited	South Africa	100
Chiltrac (Pty) Limited	South Africa	50
Treewood Consultants (Pty) Ltd.	South Africa	100
Plataforma Logistica De Alovera, S.L	Spain	100
Servicios Logisticos Integrados SLI, S.A.	Spain	100
SLI Internalizacion De Servicios, S.L	Spain	100
SLI Mantenimiento Integral, S.L	Spain	100
Techicos Asesores De Seguros Brokers Correduna De
Seguros, S.A.	Spain	100
Union De Servicios Logisticos Integrados, S.A.	Spain	100
UTI Spain, S.L	Spain	100
Value 4 Logistics, S.L	Spain	100
Wear Link, S.L	Spain	100
UTI Pership (Pvt) Limited	Sri Lanka	51
UTi Logistics AB	Sweden	100
UTi (Taiwan) Limited	Taiwan	100
UTi (Taiwan) Holdings Limited	Taiwan	61
UTi Worldwide Co., Limited	Thailand	100
UTi Tasimacilik Limited	Turkey	60
Transtec International Freight Services Limited	United Kingdom	100
Transtec Ocean Express Limited	United Kingdom	100
UTi Worldwide (UK) Limited	United Kingdom	100
Union Ocean Transport Limited	United Kingdom	100
UTi (UK) Holdings Limited	United Kingdom	100
Union-Transport (Scotland) Limited	United Kingdom	100

	Country of incorporation	% share holding

WTC Ocean Freight (UK) Limited	United Kingdom	100
WTC Transtec Freight Limited	United Kingdom	100
SLI Tacisa, Inc.	United States of America	100
Standard Corporation	United States of America	100
Union-Transport Brokerage Corp.	United States of America	100
Union-Transport Logistics Inc.	United States of America	100
UTi, United States, Inc.	United States of America	100
Union-Transport (US) Holdings Inc.	United States of America	100
UTi Services Inc.	United States of America	100
Vanguard Cargo Systems Inc.	United States of America	100
UTi Uruguay SA	Uruguay	100
UTi (Zambia) Limited	Zambia	100
Transtec Freight (Zimbabwe) (Pvt) Limited	Zimbabwe	100

Co-ordinated Investment Holdings (Pty) Limited and Co-ordinated Materials Handling (Pty) Ltd., in which the Company holds 50% investments, have been consolidated as the Company has the power to govern the financial and operating policies of these companies

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